Exhibit 99.1

For more information contact

Brendan Burke

Vice President and Treasurer

(817) 224-7742

Brendan.Burke@dyn-intl.com

DYNCORP INTERNATIONAL INC. ANNOUNCES EXTENSION OF EARLY DELIVERY TIME AND WITHDRAWAL DEADLINE IN EXCHANGE OFFER AND CONSENT SOLICITATION

MCLEAN, VA. (May 17, 2016) – DynCorp International Inc. (“DynCorp International”), a wholly owned subsidiary of Delta Tucker Holdings, Inc. (“Holdings” and, together with DynCorp International, the “Company”) announced today that the early delivery time (the “Early Delivery Time”) and withdrawal deadline (the “Withdrawal Deadline”) in respect of the previously announced exchange offer (the “Exchange Offer”) and consent solicitation (the “Consent Solicitation”) for the Company’s 10.375% Senior Notes due 2017 (the “Existing Notes”), have been extended from 5:00 p.m., New York City time, on May 16, 2016 (which was the fifth business day following the date that Holdings filed its Quarterly Report on Form 10-Q for the quarter ended March 25, 2016) to 5:00 p.m., New York City time, on May 20, 2016.

As of 5:00 p.m., New York City time, on May 16, 2016, tenders and consents had been received from holders of approximately $406.6 million in aggregate principal amount, or approximately 89.4%, of the Existing Notes.

Consummation of the Exchange Offer is conditioned upon, among other things, the valid tender and acceptance of at least 90% of the Existing Notes.

As previously announced, the Exchange Offer is scheduled to expire at 5:00 p.m., New York City time, on June 10, 2016 (as such date and time may be extended, the “Expiration Time”). Except as set forth above, all other terms of the Exchange Offer and Consent Solicitation remain the same. All holders of Existing Notes who have previously tendered do not need to retender such Existing Notes or take any other action in response to the extension of the Early Delivery Time.

Pursuant to the terms of the Exchange Offer, Existing Notes validly tendered, and not validly withdrawn at or prior to the Withdrawal Deadline, may not be withdrawn, and the related consents may not be revoked. Existing Notes tendered after the Withdrawal Deadline may not be withdrawn.

Upon the terms and subject to the conditions set forth in the offering memorandum and consent solicitation statement, dated May 2, 2016 (the “Offering Memorandum”) and the accompanying letter of transmittal and consent, dated May 2, 2016 (the “Letter of Transmittal”), DynCorp International is offering cash in a total amount equal to $45.0 million (the “Cash

Amount”) and up to $410.0 million principal amount of New Notes in the following amounts in exchange for each $1,000 principal amount of Existing Notes validly tendered and not validly withdrawn and accepted by DynCorp International:

(1) at or prior to the Early Delivery Time, the “Total Offer Consideration” consisting of the following:

•	a pro rata portion of the Cash Amount based on the total principal amount of Existing Notes validly tendered prior to the Expiration Time and not validly withdrawn prior to the Withdrawal Deadline and accepted by DynCorp International (such pro rata portion of the Cash Amount for each $1,000 principal amount of Existing Notes accepted, the “Pro Rata Cash Payment”); and

•	a principal amount of New Notes equal to $1,000 less the Pro Rata Cash Payment; and

(2) after the Early Delivery Time and at or before the Expiration Time, the “Exchange Offer Consideration” consisting of the following:

•	the Pro Rata Cash Payment; and

•	a principal amount of New Notes equal to $970 less the Pro Rata Cash Payment.

Only holders of Existing Notes may participate in the Exchange Offer. Holders wishing to receive a copy of the Offering Memorandum and the related Letter of Transmittal and related materials should contact the information and exchange agent for the Exchange Offer, D.F. King & Co., Inc., at (866) 796-7182 (Toll-Free), (212) 269-5550 (banks and brokers) or dyncorpintl@dfking.com.

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Exchange Offer is being made, and the 11.875% Senior Secured Second Lien Notes due 2020 (the “New Notes”) are being offered and issued, in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided under Section 3(a)(9) of the Securities Act and the exemption from the registration requirements of state securities laws and regulations provided under Section 18(b)(4)(D) of the Securities Act. DynCorp International has not made any arrangements for and has no understanding with any broker, dealer, salesperson, agent or any other person regarding the solicitation or recommendation of tenders hereunder and has no contract, arrangement or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any such person. No broker, dealer, salesperson, agent or any other person is engaged or authorized to express any statement, opinion, recommendation or judgment with respect to the relative merits and risks of the Exchange Offer. The Exchange Offer and Consent Solicitation are being made only pursuant to the terms and subject to the conditions set forth in the Offering Memorandum and the Letter of Transmittal.

None of DynCorp International, Holdings, the supporting holders party to the Support Agreement, dated April 30, 2016, the trustee under the Existing Notes, the trustee under the New Notes, the information and exchange agent or any of their respective affiliates make any recommendation as to whether any holder of Existing Notes should exchange Existing Notes for New Notes in the Exchange Offer or deliver any consents with respect thereto, and none of them has authorized any person to make any such recommendation. Holders are urged to carefully evaluate all information in the Offering Memorandum and all documents incorporated therein by reference, and the accompanying Letter of Transmittal, consult their own investment and tax advisors and make their own decisions about whether to tender Existing Notes (and deliver consents), and, if they wish to tender Existing Notes (and deliver consents), the principal amount of Existing Notes to tender.

About DynCorp International

DynCorp International, a wholly-owned subsidiary of Delta Tucker Holdings, Inc., is a leading global services provider offering unique, tailored solutions for an ever-changing world. Built on seven decades of experience as a trusted partner to commercial, government and military customers, DynCorp International provides sophisticated aviation, logistics, training, intelligence and operational solutions wherever we are needed. DynCorp International is headquartered in McLean, Va.

Forward-Looking Statements

This announcement may contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995 under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”). Without limiting the foregoing, the words “believes,” “thinks,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties. Statements regarding the amount of our backlog, estimated total contract values, and 2016 outlook are other examples of forward-looking statements. We caution that these statements are further qualified by important economic, competitive, governmental, international and technological factors that could cause our business, strategy, projections or actual results or events to differ materially, or otherwise, from those in the forward-looking statements. These factors, risks and uncertainties include, among others, the following: our ability to successfully implement the Exchange Offer, the Consent Solicitation and the other related transactions; our substantial level of indebtedness, our ability to refinance or amend the terms of that indebtedness, and changes in availability of capital and cost of capital; the ability to refinance, amend or generate sufficient cash to repay our senior secured credit facility, consisting of a term loan and revolver, maturing on July 7, 2016, through the effectiveness of the new senior credit facility (as described in the Offering Memorandum) or otherwise, or to refinance, amend or repay our other indebtedness, including any future indebtedness, which may force us to take other actions to satisfy our obligations under our indebtedness, which may not be successful; the future impact of mergers, acquisitions, divestitures, joint ventures or teaming agreements; the outcome of any material litigation, government investigation, audit or other regulatory matters; restatement of our financial statements causing credit ratings to be downgraded or covenant violations under our debt agreements; policy and/or spending changes implemented by the Obama Administration, any subsequent administration or Congress, including any further changes to the sequestration that the United States Department of Defense is currently operating under; termination or modification of key U.S. government or commercial contracts, including subcontracts; changes in the demand for services that we provide or work awarded under our contracts, including without limitation, the Bureau for International Narcotics and Law Enforcement Affairs, Office of Aviation (“INL Air Wing”), Contract Field Teams and Logistics Civil Augmentation Program contracts; the outcome of recompetes on existing programs, including but not limited to any upcoming recompetes on the INL Air Wing or War Reserve Materiel programs; changes in the demand for services provided by our joint venture partners; changes due to the pursuit of new commercial business in the U.S. and abroad; activities of competitors and the outcome of bid protests; changes in significant operating expenses; impact of lower than expected win rates for new business; general political, economic, regulatory and business conditions in the U.S. or in other countries in which we operate; acts of war or terrorist activities, including cyber security threats; variations in performance of financial markets; the inherent difficulties of estimating future contract revenue and changes in anticipated revenue from indefinite delivery, indefinite quantity contracts and indefinite quantity contracts; the timing or magnitude of any award, performance or incentive fee granted under our government contracts; changes in expected percentages of future revenue represented by fixed-price and time-and-materials contracts, including increased competition with respect to task orders subject to such contracts; decline in the estimated fair value of a reporting unit resulting in a goodwill impairment and a related non-cash impairment charged against earnings; changes in underlying assumptions, circumstances or estimates that may have a material adverse effect upon the profitability of one or more contracts and our performance; changes in our tax provisions or exposure to additional income tax liabilities that could affect our profitability and cash flows; uncertainty created by management turnover; termination or modification of key subcontractor performance or delivery; the ability to receive timely payments from prime contractors where we act as a subcontractor; and statements covering our business strategy, those described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 30, 2016, and other risks detailed from time to time in our reports filed with the SEC and other risks detailed from time to time in our reports posted to our website or made available publicly through other means. Accordingly, such forward-looking statements do not purport to be predictions of future events or circumstances and therefore, there can be no assurance that any forward-looking statements contained herein will prove to be accurate. We assume no obligation to update the forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company’s actual results could differ materially from those contained in the forward-looking statements.